Exhibit 10.4

                                      LEASE


         This Lease made as of the _____ day of ______________, 2000, by and between Stan Koch & Sons Trucking, Inc. ("Lessor") and Grow Biz International, Inc. ("Tenant").

                                WITNESSETH THAT:

         1. LEASE GRANT: Lessor leases the Leased Premises to Tenant and Tenant leases the Leased Premises from Lessor, together with the right with others to use any portions of the Building and related real property that are designated as common areas on Exhibit A attached hereto and incorporated herein and all parking lots, sidewalks and driveways.

         2. VARIABLE TERMS:

                  (a) Leased Premise: 26,069 usable square feet located in the building at 4200 Dahlberg Drive, Golden Valley, Minnesota 55422 as set forth on the Exhibit A, attached hereto and incorporated herein by reference (the "Building"). The Building shall include the office building, appurtenances, parking lot and land. Tenant and its invitees shall be entitled to but not use more than 75 parking spaces.

                  (b) Lease Term: July 10, 2000, to and including July 10, 2004, unless earlier terminated as hereinafter provided.

                  (c) Annual Base Rent: For the Lease Term until the annual base rent of $218,979.60 per annum (or $8.40 per square foot), payable in equal monthly installments of $18,248.30 on the first day of each month during the Lease Term provided, however, that if the term of this Lease shall commence on a day other than the first day of the month, or shall be terminated on a day other than the last day of the month, or both, the rent payable during such first or last month, or both, shall be adjusted on a pro rata basis.

                  (d) Security Deposit: Tenant shall pay to Lessor a security deposit in an amount equal to one month's base rent.

         3. ADDITIONAL RENT: The Additional Rent as outlined in this Clause 3 is predicated in part upon estimated Additional Rent on a square foot basis (hereinafter "Additional Rent" as defined in this Clause 3(b). For the remainder of calendar year 2000, Tenant shall pay to Lessor monthly, estimated Additional Rent based on current Real Estate Tax and Operating Cost amounts. Prior to the first day of January each calendar year thereafter, Lessor shall furnish Lessee with an estimate of the Additional Rent for the ensuing calendar year. The monthly installments of the Additional Rent shall be increased or decreased by one-twelfth of the ratio of the number of square feet of net usable area in the Leased Premises to total useable square feet in the Building multiplied by such estimate.

         For the purpose of this Lease:

                  (a) Additional Rent shall be deemed to mean the Tenant's pro rata share of all "Real Estate Taxes" (as defined in Clause 3(d) due and payable during the Lease Term for the Building and of all "Operating Costs" (as defined in Clause 3(e)) relating to the Building incurred by Lessor in connection with the ownership, operation, and maintenance of the Building during the Lease Term. The Lessor shall have the right to equitably adjust the amount included in Operating Costs for the costs of those services (if any) which are provided to less than all of the tenants of the Building, so that Lessor is reimbursed for all (but not more than all) of such costs; provided, however, that nothing in this sentence contained shall permit Lessor to adjust Operating Costs so as to recover the costs of providing services to vacant space (excluding vacant space in the Leased Premises) in the Building.

                  (b) It is agreed by Lessor and Tenant, for purposes of calculating Tenant's pro rata share, that the usable area in the Building is 47,328 square feet and that the usable area of the Leased Premises is 26,069 square feet, and is subject to adjustment if the usable square footage in the building should change during the lease term.

                  (c) Determination of Additional Rent: Within one hundred twenty (120) days after the end of each calendar year contained (in whole or in part) within the Lease Term, Lessor shall deliver to Tenant a written statement of the actual total amount of Real Estate Taxes and Operating Costs paid by Lessor in such calendar year, and the amount of Additional Rent which would have been payable by Tenant in such calendar year based upon such actual amount. If such statement indicates that the actual amount of Additional Rent paid by Tenant was less than the amount shown as payable on such statement, the differences shall be paid by Tenant to Lessor within ten (10) days after Tenant's receipt of such statement. If such statement indicates that Tenant has paid more Additional Rent than the amount shown as payable on such statement, then that difference shall be paid to Tenant by Lessor with the delivery of such statement.

                  (d) Real Estate Taxes shall mean all real estate taxes and installments of special assessments (including interest payable therewith) assessed against the Building, all personal property taxes assessed in respect to personal property owned by Lessor and used or useful in the operation or maintenance of the Building, and all other governmental charges, general or special, ordinary or extraordinary, foreseen as well as unforeseen, of every type and nature whatsoever, however described, which is levied or assessed by the United States of America or the State of Minnesota as a result of Lessor's ownership of the Building; provided, however, that there shall not be included in Real Estate Taxes amounts which are not due and payable in such calendar year. Furthermore, the amount of any special assessments included in such calculation shall not be greater than the amount which would be due and payable in such calendar year if each such special assessment had been spread over the longest period of time permitted by the municipality which has levied such special assessment; and no special assessments shall be included in Real Estate Taxes which were assessed in connection with the initial development of the Building.

                  (e) Operating Costs shall mean all expenses incurred by Lessor with respect to the operation and maintenance of the Building, as determined by Lessor's accountant in accordance with generally accepted accounting principles consistently followed, including (without limiting the generality of the foregoing) (i) insurance premiums, (ii) utility charges, (iii) costs incurred in providing the janitorial, lawn and shrubbery maintenance, snow and ice removal, and other services required by this Lease Agreement, (iv) maintenance and repair costs (including costs of capital improvements incurred for the purpose of reducing the total amount of all Operating Expenses, amortized over the useful life of such improvements, including interest costs and depreciation, provided that the annual amount so included shall not exceed the amount of such annual reduction),[ and (v) reasonable fees incurred by Lessor directly related to the management of the Leased Premises.]

                  The term "Operating Costs" shall not include (i) any capital improvements except those specifically permitted by the foregoing sentence, (ii) costs reimbursed by insurance proceeds, (iii) expenses for preparing space for tenants, (iv) legal expenses incident to enforcement by Lessor of the terms of any lease, (v) interest, principal payments or penalties on any mortgage of other indebtedness of Lessor, (vi) any depreciation expenses or allowance, (vii) costs (except those specifically permitted by the forgoing sentence) associated with (a) structural repairs and replacements to the Building such as foundation, load bearing walls, exterior walls, and (b) repairs and replacements of floor, roof, HVAC, unexposed electrical, plumbing, and sewage components, sidewalk and parking lot, (viii) costs of repairing or replacing any portion of the Building which is necessary due to defects in the initial construction (including defects in the design thereof), (ix) costs of any removal or abatement of Hazardous Materials (hereinafter defined) from the Building, other than those placed on or released from the Building by the Tenant, (x) costs of travel, entertainment and promotion, (xi) costs arising solely out of the specific needs or character of a particular tenant including disproportionate services, and (xii) costs incurred as a result of Lessor's negligence.

                  Tenant shall have the right, at its expense, to examine the books and records of Lessor relating to Real Estate Taxes and Operating Costs, and Lessor shall make the same available to Tenant or its accountant for such examination at a mutually acceptable time within twenty (20) days after Tenant's written request for such examination.

         4. RENT PAYMENT: The monthly base rent with any Additional Rent payable hereunder shall be paid in advance on the first day of each month during the Lease Term in lawful money of the United States to the Lessor, c/o _____________ or at such other place or places and to such other party or parties as Lessor may hereafter designate. There will be an additional charge of 3% of the base rent for any rent not received by the 10th of the month after notice from Lessor. Tenant agrees to pay to Lessor reasonable attorneys' fees incurred in connection with any legal action by Lessor to collect rent if Lessor is successful in such action.

         5. USE:

                  (a) Tenant shall use the Leased Premises for a commercial office and warehouse and for no other purpose whatever.

                  (b) Tenant will not conduct or permit to be conducted any activity or place any equipment in or about the Leased Premises which will in any way increase the rate of fire insurance or other insurance on the Building; and, if any increase in the rate of fire insurance or other insurance results from the activity or equipment of Tenant in or about the Leased Premises, Tenant shall be liable for such increase and shall reimburse Lessor therefor.

                  (c) Tenant and its employees and invitees shall use the Leased Premises and public areas in the Building in accordance with such reasonable rules and regulations as may, from time to time, be made by the Lessor for the general safety, comfort, and convenience of the owners, occupants and tenants of the Building.

                  (d) No sign, advertisement or notice shall be inscribed, painted, affixed or displayed by Tenant except to the extent that such signage currently exists, including modifications of existing signage as approved by Lessor, which approval shall not be unreasonably withheld.

         6. ACCEPTANCE: Subject to Lessor's obligations hereunder, possession of the Leased Premises by Tenant shall be conclusive evidence that the Leased Premises were, on that date, in good, clean and tenantable condition, as represented by Lessor, and Tenant shall accept the same "as is."

         7. LEASEHOLD IMPROVEMENTS: Leasehold improvements and alterations, including window coverings, shall be maintained by Tenant in safe condition in harmony with the exterior and interior appearance of the Building and shall create no safety or fire hazard. Lessor shall pay to Tenant on the date hereof $60,000 to be used by the Tenant for improvements to the Leased Premises.

         8. SUBLETTING: Tenant shall not have the right to assign this Lease or sublet all or any part of the Leased Premises without the prior written consent of the Lessor, which consent shall not be unreasonably withheld.

         Notwithstanding any provision in the Lease to the contrary, Tenant shall have the right to assign, without Lessor's consent, its interest in this Lease to any parent, subsidiary, or affiliate corporation or entity, or to any corporation resulting from the consolidation or merger of Tenant into or with any other entity, or to any person, firm, entity or corporation acquiring a majority of Tenant's issued and outstanding stock or substantially all of Tenant's physical assets. Notwithstanding any provision in this Lease to the contrary, any changes in the ownership interest of Tenant shall not constitute a transfer.

         9. RIGHT OF RE-ENTRY: Lessor may, at any reasonable time and with reasonable prior notice, enter the Leased Premises to inspect, make repairs and improvements and/or changes in the Lessor Premises or other Premises in the Building as Lessor may deem proper and for purposes of exhibiting the same for sale or lease.

         10. LESSOR SERVICES: Lessor agrees to furnish Tenant with the services described below. Interruption of service by reasons beyond control of Lessor shall not be deemed an eviction or disturbance of Tenant's use and possession of the Leased Premises or any part thereof, or render Lessor or Lessor's agents or employees liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this Lease. Lessor will use due diligence to restore the interrupted service as soon as possible and to the extent that the interruption is under the control of Lessor, such interruption will be during non-business hours to the extent practicable.

                  (a) keep the structural components of the Leased Premises, roof, heating, air conditioning, electrical, plumbing, water and sewer systems of the Building, all common areas, and the sidewalk and parking area located on the real estate described in the Lease in good order and repair;

                  (b) furnish heat, air conditioning and ventilation as is reasonably required for Tenant's comfortable occupancy of the Leased Premises during Tenant's normal business hours, holidays excepted;

                  (c) furnish water for kitchen, drinking, lavatory and toilet purposes drawn through and to existing facilities;

                  (d) furnish electricity for normal lighting and office use;

                  (e) provide daily janitorial and other services to the Leased Premises, including, without limitation, lawn mowing and snow and ice removal from sidewalks and parking areas as needed; daily vacuuming of carpets, dusting, trash removal and cleaning of restrooms and kitchen, as needed to keep the Premises in a clean and orderly condition, Saturdays, Sundays and holidays excepted; and

                  (f) pay all real estate taxes and installments of special assessments payable therewith on or before the date the same become delinquent.

         11. SURRENDER OF PREMISES: Upon the expiration or termination of the Lease Terms, Tenant shall at its expense:

                  (a) remove Tenant's goods and effects and those of all persons claiming under Tenant; and

                  (b) quit and deliver up the Leased Premises to Lessor peaceably and quietly in as good order and condition as the same were on the date the Lease Term commenced or were thereafter placed in by Lessor, reasonable wear and tear and damages from fire and other casualties and improvements made in connection with dividing the Leased Premises and the remainder of the Building excepted. Any property left in the Leased Premises after the expiration or termination of the Lease Term shall be deemed to have been abandoned and the property of Lessor to dispose of as Lessor deems expedient.

         12. LESSOR LIABILITY: Unless caused by Lessor's negligent or intentional acts or omissions, Lessor shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members, guests or trespassers for any leakage or bursting of pipes or water vessels or any roof or wall leakage, in any part or portion of the Leased Premises or the Building from water, rain, snow or underground water that may leak into, flow on or flow from any part of the Leased Premises or the Building. Until the Maturity Date (as defined in the Development Agreement), Landlord agrees to comply with all of the terms and obligations of that certain Development Agreement dated July 14, 1992 (the "Development Agreement"). Landlord agrees to indemnify, defend, and hold Tenant harmless from any breach of the foregoing obligation.

         13. TENANT INSURANCE: Tenant agrees to purchase, in advance, and to carry in full force and effect, adequate insurance including at a minimum the following insurance:

                  (a) "All Risk" fire and casualty insurance, including endorsements for extended coverage, vandalism and malicious mischief, and water damage covering the full replacement value of all of Tenant's leasehold improvements in excess of building standard improvements;

                  (b) liability insurance covering all acts of Tenant, its employees, agents, representatives and guests within the Leased Premises and the Building in a single limit amount of not less than $1,000,000;

                  (c) property damage liability insurance in an amount of not less than $100,000.

All such insurance shall name Lessor as an additional insured and shall not be cancelable with less than thirty days written notice to Lessor by the insurer. Certificates of all such insurance shall not be cancelable with less than thirty days written notice to Lessor by the insurer. Certificates of all such insurance shall be delivered to the Lessor prior to occupancy of the Leased Premises by Tenant and at least thirty days prior to termination date of any existing policy.

         14. LESSOR'S INSURANCE: Lessor will at its sole expense and at all times keep the Building insured against loss due to fire and other causes as are covered by "extended coverage" insurance in an amount of at least the full replacement value of the Building and all improvements located therein. Lessor shall deliver to Tenant promptly after execution and delivery of this Lease a certificate from the insurer, satisfactory to Tenant, evidencing the insurance required by Lessor hereunder together with evidence of the payment of the premium therefor. Lessor, within 30 days prior to the expiration of any such insurance, shall deliver a certificate on the insurer, satisfactory to Tenant, evidencing the renewal of such insurance. Throughout the term of this Lease, Lessor agrees to have in effect public liability insurance covering risks in the Project in an amount not less than One Million Dollars ($1,000,000.00) for death or injury to one person and no less than One Million Dollars ($1,000,000.00) for death or injury to two or more persons growing out of one occurrence and property damage insurance of at least One Million Dollars ($1,000,000.00) for each occurrence.

         15. WAIVER OF SUBROGATION: Each Party hereby waives and releases all claims, liabilities and causes of action against the other party and its agents, servants and employees for loss or damage to, or destruction of, the Leased Premises resulting from fire, explosion or the other perils included in standard extended coverage insurance, whether or not caused by the negligence of any of said persons or otherwise.

         16. LEASE SUBORDINATE: Lessor may cause this Lease to be made subject and subordinate to all mortgages and restrictions which may now or thereafter affect the Building and to all renewals and extensions thereof. For confirmation of such subordination, Tenant shall execute promptly any reasonable subordination agreement requested by Lessor.

         17. ESTOPPEL CERTIFICATE: Tenant agrees that at any time and, from time to time upon not less than five days prior written notice by Lessor, to execute, acknowledge and deliver to Lessor a statement in writing:

                  (a) certifying that this Lease is unmodified and in full force and effect or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications;

                  (b) stating the dates to which the rent and other charges hereunder have been paid by Tenant; and

                  (c) stating whether or not, to the best knowledge of Tenant, Lessor is in default in the performance of any covenants, specifying each such default of which Tenant may have knowledge.

Any such statement delivered pursuant hereto may be relied upon by any prospective mortgagee of the Building of Lessor's interest therein, or any prospective assignee of any such mortgages.

         18. DEFAULT: If Tenant shall (a) default in the payment of any such installment of rent and Lessor has given Tenant ten days written notice of such default, (b) default in the observance or performance of any of Tenant's other covenants, agreements or obligations hereunder and Lessor has given Tenant 30 days notice of such default (unless the default is the type of default that reasonably takes more than 30 days to cure, then Tenant shall have such additional time as is reasonably necessary to cure, provided Tenant is diligently attempting to cure), (c) if any proceeding is commenced by or against Tenant for the purpose of subjecting the assets of Tenant to any law relating to bankruptcy or insolvency or for an appointment of a receiver of Tenant or of any of Tenant's assets, or (d) if Tenant makes a general assignment of Tenant's assets for the benefit of creditors, then, in any such event, Lessor may, without process, re-enter immediately into the Lease Premises and remove all persons and property therefrom, and at its option, annul and cancel this Lease as to all future rights of Tenant and have, regain, and repossess and enjoy the Leased Premises, anything herein to the contrary notwithstanding. The Leased Premises may be re-let by Lessor for such rent and upon such terms as are not unreasonable under the circumstances and Tenant shall be liable for all damage sustained by Lessor including, without limitation, deficiency in rent, reasonable attorneys' fees and expenses of placing the Leased Premises in first-class rental condition and expenses of renting same, including, but not limited to, the payment of brokerage fees, tenant allowances or any other tenant inducement. Notwithstanding the foregoing, if Lessor occupies all or any portion of the Leased Premises for its business, or the business of an affiliate or related entity, Tenant shall be released from any liability under this Lease as to such portion of the Leased Premises. Lessor shall have the right to commence one or more actions to enforce the terms of this paragraph and the commencement and prosecution of one action shall not be deemed a waiver of an estoppel from commencing one or more actions from time to time in the future. All rights and demands of Lessor under this Lease shall be cumulative and shall not be exclusive of any other rights or remedies provided to Lessor under applicable law.

         19. RIGHT TO CURE DEFAULTS: If Tenant defaults in the observance or performance of any of Tenant's covenants, agreements or obligations hereunder after the applicable grace period, wherein the default can be cured by the expenditure of money, Lessor may, but without obligation, and without limiting any other remedies which it may have by reason of such default, cure the default, charge the cost thereof to Tenant and Tenant shall pay the same forthwith upon demand, together with interest thereon at the rate of 8% per annum.

         20. EMINENT DOMAIN OR CASUALTY: If the entire Building or that portion which is subject to this Lease is taken by eminent domain, this Lease shall automatically terminate as of the date of taking. If the Building or the Leased Premises are substantially damaged or destroyed by fire or other casualty, Lessor shall have the right to terminate this Lease, provided it gives written notice thereof to the Tenant within thirty (30) days after such damage or destruction. If Lessor elects not to terminate, Lessor shall, within a reasonable time and at its own expense, restore the Leased Premises, exclusive of any alterations or other changes made to the Leased Premises at any time by or at the direction or request of Tenant, to as near the condition which existed immediately prior to such damage or destruction as reasonably possible. In the event Lessor so elects to restore the Leased Premises, rent shall abate during such period of time as the Leased Premises are untenantable in proportion that the untenantable portion of the Leased Premises bears to the entire Leased Premises. The Lessor shall not be responsible to Tenant for damages to or destruction of any furniture, equipment, alterations or other changes made or installed in, on or about the Leased Premises regardless of the cause of the damage or destruction. If Lessor intends to restore the Leased Premises, Lessor shall, with reasonable promptness, cause an architect or general contractor selected by Lessor to provide the Lessor and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Leased Premises and make the Leased Premises tenable again, using standard working methods ("Completion Estimate"). If the Completion Estimate indicates that the Leased Premises cannot be made tenable within thirty (30) days of the date of the damage, then regardless of anything contained herein to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within ten (10) days after the receipt Completion Estimate.

         21. HOLDING OVER: Should Tenant continue to occupy the Leased Premises, or any part thereof, after the expiration or termination of the Lease Term, whether with or against the consent of Lessor, such Tenancy shall be from month-to-month in which event Tenant shall pay to Lessor for each additional month or partial month an amount equal to one hundred fifty percent (150%) of the rent in effect for the last period prior to the date of such expiration or termination.

         22. NOTICES: Any notice or demand which, under the terms of this Lease or under any statute must or may be given or made by the parties hereto, shall be in writing:

                  (a) If to Lessor at:   Stan Koch & Sons Trucking, Inc.
                                         ----------------------
                                         ----------------------
                                         ----------------------

                  (b) If to Tenant, at the Leased Premises (Attn: CEO) unless notice of change of address is given pursuant to this paragraph.

         23. QUIET ENJOYMENT: Lessor covenants that Tenant, upon payment of all rent or other sums due Lessor and upon performance by Tenant of the terms, conditions and covenants of this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Lease Promises for the entire term of this Lease; Lessor further covenants that it has good right to make this Lease for the entire term.

         24. MISCELLANEOUS: This Agreement shall be binding upon and inure for the benefit of the parties hereto and, subject to the restrictions and limitations herein contained, their respective heirs, successors and assigns. Tenant shall, upon the written request of Lessor, execute a memorandum or short form lease, in a form suitable for recording. There are no understandings or agreements not incorporated in this Lease. This Lease shall be construed according to the laws of the State of Minnesota. The captions in this Lease are for convenience only and are not a part of this Lease. The additional provisions, if any, set forth in the attached riders are included herein and by reference made a part hereof. If there is any conflict between the terms, conditions and provisions of this Lease and the terms, conditions and provisions contained in any of said riders, the terms, conditions and provisions of said riders shall control and take precedence. Failure of Lessor to insist, in any one or more instances, upon strict performance of any term, covenant or condition of this Lease, or to exercise any option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such term, covenant, condition or option, but the same shall continue and remain in full force and effect. The receipt by Lessor of rents with knowledge of a breach in any of the terms, covenants and conditions of this Lease to be kept or performed by Tenant shall not be deemed a waiver of such breach, and Lessor shall not be deemed to have waived any provision on this Lease unless expressed in writing and signed by Lessor.

         IN WITNESS WHEREOF, Lessor and Tenant have duly signed and sealed these presents the day and year first above written.

"TENANT"                                   "LESSOR"

GROW BIZ INTERNATIONAL, INC.               STAN KOCH & SONS TRUCKING, INC.


By                                         By
   ----------------------------------         ----------------------------------
   Its                                        Its
       ------------------------------             ------------------------------